Exhibit 10.15

TREMONT REALTY ADVISORS LLC
255 Washington Street
Suite 300
Newton, MA 02458
February 4, 2019
Subordination Agreement
Ladies and Gentleman:
Reference is hereby made to that certain (i) Credit Agreement, dated as of February 4, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Tremont Loan Agreement”), by and between Tremont Mortgage Trust (the “Company”) and Tremont Realty Advisors LLC (the “TRA Lender”, “we” or “us”) and (ii) Master Repurchase Agreement, dated as of February 9, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”), by and between the TRMT CB Lender LLC (the “TRMT Borrower”) and Citibank, N.A. (the “Senior Lender”). In connection with the Senior Loan Agreement, the Company guaranteed the obligations of the TRMT Borrower under the Senior Loan Agreement.
Subordination of Tremont Loan Agreement
Furthermore, we agree, as the TRA Lender, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, for the benefit of the parties hereto and all future assignees or transferees under the Senior Loan Agreement, that the right of the TRA Lender (and any transferee or assignee thereof) to repayment of any obligations under the Tremont Loan Agreement shall be subordinated to the prior repayment in full of all obligations under the Senior Loan Agreement, to the extent provided herein.
Notwithstanding any other agreements heretofore entered into between us and the Company or any third party relating to the Tremont Loan Agreement, we hereby agree, for ourselves and any of our assignees or transferees under the Tremont Loan Agreement, that if at any time an Insolvency Event (as defined below) occurs, any payment or distribution of any kind or character, whether in cash, property or securities, would be payable or deliverable to the TRA Lender (or such assignee or transferee), such payment or distribution shall instead be paid over or delivered to the Senior Lender, and the TRA Lender (or such assignees or transferees, as applicable) shall not receive any such payment or distribution or any benefit therefrom unless and until all obligations (other than contingent indemnification obligations as to which no claim has been made) under the Senior Loan Agreement have been paid in full in cash (or otherwise to the written satisfaction of the Senior Lender) and the Senior Loan Agreement has been terminated. Should any payment or distribution in respect of the Tremont Loan Agreement be collected or received by the TRA Lender or any of its assignees or transferees in contravention of the subordination provision described above, the TRA Lender or any such assignees or transferees, as applicable, shall forthwith turn over the same to the Senior Lender in the form received (with necessary endorsements or assignments, if applicable) and, until so turned over, shall hold the same in trust for the Senior Lender as their property. For purposes of this letter agreement, an “Insolvency Event” shall mean the adoption by the Company of a plan of liquidation, dissolution or winding up of the Company's affairs or the entry or filing by the Company into a voluntary petition, or the filing against the Company or its properties or assets of an involuntary petition, for bankruptcy, receivership or other similar proceeding.

In addition to the foregoing, we further agree, for the benefit of the parties hereto and all future assignees or transferees under the Senior Loan Agreement, that (i) neither the TRA Lender nor any of its assignees or transferees, as applicable, shall take any actions or agree to take any actions to amend or waive any provision of the Tremont Loan Agreement in any manner that conflicts with the provisions set forth herein and (ii) to the extent any payment with respect to the obligations under the Senior Loan Agreement (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred (and if this letter agreement shall have been terminated prior to such refund or repayment, this letter agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto). The rights of the Senior Lender to enforce subordination as herein provided shall not at any time in any way be prejudiced or impaired by any act or failure to act by the Senior Lender, or by any noncompliance by the Company with the terms and provisions herein, regardless of whether the Senior Lender has, or may otherwise be charged with, knowledge thereof.
This letter agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, and shall be binding upon the parties and their respective successors, transferees and assigns. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION OR PROCEEDING ARISING OUT OF, OR BASED UPON, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. We agree not to transfer any of our loans or other rights or interests under the Tremont Loan Agreement unless the assignee or transferee agrees in writing to be bound by this letter agreement. Any attempted transfer in violation of the foregoing sentence shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this letter agreement, and shall not be recorded on the transfer books of the Company.

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Very truly yours,

TREMONT REALTY ADVISORS LLC

By:_/s/ Matthew P. Jordan______________
Name: Matthew P. Jordan
Title: Chief Financial Officer and Treasurer

Accepted and agreed to as of the date first
above written:
TREMONT MORTGAGE TRUST
By: /s/ G. Doug Lanois
Name: G. Doug Lanois
Title: Chief Financial Officer
CITIBANK, N.A.
By: /s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory

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